                                                          Exhibit 8.1


                        [Letterhead of Hogan & Hartson L.L.P.]



                                   November 4, 1997




Charles E. Smith Residential Realty, Inc.
2345 Crystal Drive
Crystal City
Arlington, VA  22202

Ladies and Gentlemen:

    We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $250,000,000 in aggregate amount of one or more series of
(i) unsecured debt securities (the "Debt Securities"), (ii) shares of preferred stock (the "Preferred Stock"), (iii) shares of common stock, $.01 par value per share (the Common Stock) (iv) warrants to purchase Common Stock (the "Common Stock Warrants") or (v) depositary shares representing fractional interests in shares of Preferred Stock (the "Depositary Shares" and, together with the Debt Securities, Preferred Stock, and Common Stock and Common Stock Warrants, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus. In connection with the Registration Statement, we have been asked to provide you with our opinion on certain federal income tax matters. Capitalized terms used in this letter and not otherwise defined herein have the meaning set forth in the Registration Statement.

Bases for Opinion

    The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, existing

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November 4, 1997
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administrative rulings and practices of the Internal Revenue Service (including the private letter ruling issued by the Internal Revenue Service (the "IRS") to the Company on June 8, 1994, as supplemented by the ruling letter dated June 16, 1995, and the private letter ruling issued by the IRS to the Company on August 27, 1997), and legislative history, all as of the date hereof. These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinion.

    In rendering the following opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Registration Statement; (2) the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended, as of January 31, 1995; (3) the Amended and Restated Articles of Incorporation of the Company dated as of June 27, 1994, as certified by the Department of Assessments and Taxation of the State of Maryland on October 29, 1997 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect; (4) the agreements of limited partnership of the partnership subsidiaries of the Operating Partnership; (5) the articles of organization and stock ownership records of the Property Service Businesses;
(6) the articles of incorporation of the wholly-owned subsidiaries of the Company that serve as the general partners of the various subsidiary financing partnerships (the "REIT Subs"); and (7) other necessary documents. The opinion set forth in this letter also is premised on certain written representations of the Company contained in a letter to us dated as of the date hereof (the "Management Representation Letter").

    We have made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents, including the Management Representation Letter. We consequently have relied upon representations in the Management Representation Letter that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion.

    Moreover, we have assumed that (i) the Company, the Operating
Partnership, each of the REIT Subs, each of the partnership subsidiaries, and each of the Property Services Businesses have been and will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate)

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of incorporation, or other organizational documents; (ii) as represented by the Company, there are no agreements or understandings between the Company or the Operating Partnership, on the one hand, and the partnerships that own the voting stock of the Property Services Businesses (the "Voting Stock Partnerships") or their partners, on the other, that are inconsistent with the relevant Voting Stock Partnership being considered to be both the record and beneficial owner of more than 90% of the outstanding voting stock of the respective Property Services Businesses; and (iii) the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, each of the Property Services Businesses and each of the REIT Subs are validly organized and duly incorporated corporations under the laws of the State of Delaware or Virginia (as applicable), and the Operating Partnership and each of the subsidiary partners are duly organized and validly existing partnerships under the applicable laws of the State of Delaware.

     In our review, we have assumed that all of the representations and statements set forth in the documents that we reviewed (including the Management Representation Letter) are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles of Incorporation of the Company, have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

Opinion

    Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion as follows:

    1. The Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for its taxable years ending December 31, 1994, December 31, 1995, and December 31, 1996, and the Company's current organization and method of operation, as described in the Management Representation Letter, will enable it to continue to meet the requirements for qualification and taxation as a REIT.

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    2. The discussion in the Prospectus under the heading "Federal Income Tax Considerations," to the extent that it describes matter of federal income tax law, is correct in all material respects.

    We assume no obligation to advise you of any changes in our opinion subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Hogan & Hartson L.L.P. has relied upon representations of the Company with respect to these matters and will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the sources of its income, the nature of its assets, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

    An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issue would not hold contrary to such opinion.

    We hereby consent to the filing of this opinion letter, which has been prepared solely for your use in connection with the filing of the Registration Statement on the date hereof, as an exhibit to the Registration Statement and to the use of the name of the firm therein.

                                  Very truly yours,


                                  /S/ Hogan & Hartson L.L.P.
                                  ---------------------------
                                  Hogan & Hartson L.L.P.